Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
We hereby consent to the references in this Amendment No. 1 to Current Report on Form 8-K of Freeport-McMoRan Copper & Gold Inc. (the “Form 8-K/A”) of our reserves reports setting forth the interests of Plains Exploration & Production Company and its subsidiaries (collectively, the “Company”) relating to the estimated quantities of certain of the Company's proved reserves of oil and gas and present values thereof for certain periods, which were originally included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on February 22, 2013, and are incorporated by reference into the Form 8-K/A. We also consent to the incorporation by reference of such information in the Registration Statements on Form S-3 (File No. 333-179420) and Form S-8 (File Nos. 333-85803, 333-105535, 333-115292, 333-136084, 333-141358, 333-147413, and 333-189047) of Freeport-McMoRan Copper & Gold Inc.

NETHERLAND, SEWELL & ASSOCIATES, INC.

	By:	/s/ J. Carter Henson, Jr.
J. Carter Henson, Jr., P.E.
Senior Vice President
Houston, Texas
August 13, 2013